UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Name of Registrant as Specified In Its Charter) Stilwell Value Partners VII, L.P. Stilwell Activist Fund, L.P. Stilwell Activist Investments, L.P. Stilwell Value LLC Joseph Stilwell
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 On August 16, 2018, The Stilwell Group issued the following press release:

The Stilwell Group Sends FOURTH Letter to Shareholders of Wheeler Real Estate Investment Trust AND FILES DEFINITIVE PROXY MATERIALS

NEW YORK, August 16, 2018 /PRNewswire/ -- The Stilwell Group, the largest shareholder of Wheeler Real Estate Investment Trust, Inc. (the "Company") (nasdaq:whlr), today announced that it has delivered an open letter to shareholders of the Company and filed its definitive proxy statement, including a GREEN proxy card, for the election of three highly-qualified director nominees at the upcoming 2018 annual meeting of shareholders.

The definitive proxy statement can be viewed at the link below:

http://www.okapivote.com/wheeler

The full text of the letter follows:

August 16, 2018

Dear Fellow WHLR Owner,

We are the largest WHLR stockholder. We have been investing in financially-related companies for over 20 years and in that time, have publicly disclosed our activist positions in over 65 companies and placed at least 20 representatives on company boards. In our experience, bad corporate governance is a big, red flag for corporate problems. The red flag flies at WHLR -- where the directors have an inflated view of themselves.

While WHLR’s common shares were plummeting, our board of directors deemed themselves deserving of outsized raises. Between 2016 and 2017, the board members voted themselves a disturbing jump in compensation. These are the egregious increases:1

Stewart Brown	228%	(placed on the board by Westport Capital Partners, supposed real estate experts)
John McAuliffe	250%
Carl McGowan, Jr.	243%
John Sweet	293%
Jeffrey Zwerdling	280%

We can’t think of any reason why our Company’s board deserved such a handsome reward for its abysmal performance. Can you? We even asked the board members privately to explain these outrageous numbers. We never got an answer.

Do you think our directors deserve a raise? We think they deserve to be replaced. It’s no wonder they don’t want us on the board; we would have never permitted such behavior.

To support our highly-qualified nominees, who are committed to representing your best interests, please complete and return the GREEN proxy card today. Thank you for your support.

Sincerely,

Megan Parisi
917-881-8076
mparisi@stilwellgroup.com

1 The calculations are based on a comparison of the non-employee director compensation reported in Item 11 of WHLR’s Annual Report on Form 10-K, filed with the SEC on March 7, 2018, pp. 82-83, reporting 2017 non-employee director compensation and WHLR’s Proxy Statement on Form DEF 14A, filed with the SEC on April 17, 2017, p. 17, reporting 2016 non-employee director compensation. The increase in John Sweet’s compensation is based on a pro-rata calculation.

Stockholders can vote by telephone, online or by signing and dating the enclosed GREEN proxy card and returning it in the postage-paid envelope.

If you have any questions, require assistance in voting your GREEN proxy card, or need additional copies of our proxy materials,
please contact us or Okapi Partners at the phone numbers or email listed below.

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036

+ 1 (212) 297-0720 (Main)
+ 1 (877) 869-0171 (Toll-Free)
Email: info@okapipartners.com

* Our calculation, according to Nasdaq price history, is based on the $6/share closing price of WHLR on its first day of public trading, 11/19/2012 (adjusted to $48/share due to the 1-for-8 reverse stock split on 3/31/17), and the $4.88/share closing price on 8/15/2018.